UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 20, 2007

Hanmi Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware		95-4788120
(State or Other Jurisdiction of	000-30421	(IRS Employer
Incorporation)	(Commission File Number)	Identification No.)

3660 Wilshire Boulevard
Los Angeles California	90010
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (213) 382-2200
Not applicable
(Former name of former address, if changed since last report)
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     Check the appreciate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements with Certain Officers
     On June 20, 2007, the Board of Directors of Hanmi Financial Corporation (the “Company”) approved certain amendments to its 2007 Equity Compensation Plan. The amendments (i) provide that awards under the Plan to non-employee directors may only be administered by an independent committee of the Board; (ii) reduce the number of shares available for grant under the Plan by 2 million shares; (iii) provide that awards of restricted stock, performance shares and performance units, must have a minimum period of restriction of one year if the restrictions are performance based and three years if the restrictions are based on continued service with the Company; and (iv) eliminate the ability of the administrator of the Plan to accelerate the time at which any restrictions on grants of restricted stock shall lapse or be removed except in cases of death, disability, retirement or a change in control.
     A copy of the Plan, as amended, is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
10.1      2007 Equity Compensation Plan
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2007	Hanmi Financial Corporation
	By:	/s/ SUNG WON SOHN
Sung Won Sohn
President and Chief Executive Officer